Exhibit 99.1

ATSG REPORTS STRONG FIRST QUARTER EARNINGS

All Reporting Segments Contributed to Gains

WILMINGTON, Ohio—May 11, 2009 – Driven by strong earnings growth across operating segments, Air Transport Services Group, Inc. (NASDAQ:ATSG) today reported first-quarter net earnings of $11.1 million, or $0.18 per common share, on revenue of $280.6 million. In the first quarter of 2008, ATSG earned $3.8 million, or $0.06 per common share, on revenues of $382.1 million.

Highlights of ATSG’s 2009 first quarter include:

•	Nearly a twofold increase in ATSG’s pretax earnings, including an $8.7 million gain in profits under commercial agreements with its principal customer, DHL.

•	Strong revenue (excluding fuel-cost reimbursements) and pretax earnings gains for ATSG’s two other operating segments, ACMI Services and CAM, and its other business activities.

•

$47.0 million in EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization), representing a 28 percent increase compared with the first quarter of 2008. (EBITDA is a non-GAAP measure of financial performance. A reconciliation of ATSG’s first-quarter EBITDA to GAAP Net Income appears at the end of this news release).

•	A $46.3 million reduction in outstanding debt as a result of the restructuring of ABX Air’s promissory note with DHL.

•	New agreements for dry leases and lease options covering six Boeing 767-200 freighters.

•	The Company remains fully in compliance with all financial covenants in its senior secured credit facility.

Joe Hete, President and CEO of ATSG, said, “In the first quarter, our businesses generated sharply higher EBITDA and pretax profits despite very challenging economic conditions. We reached agreements with DHL on some critical matters, and also signed agreements for new business that will further enhance the company’s return on capital. Our financial and operating gains, while impressive and gratifying, do not necessarily suggest improvement in the markets we serve, or rule out the prospect of further reductions in our business with DHL. They do show, however, that we are managing through turbulent times while continuing to pursue our objectives of expanding cash flows from implementing cost reductions across our business units, launching new business ventures, maintaining superior service to our customers, strengthening our balance sheet, and accelerating the execution of our plan to modify and redeploy more than a dozen of our 767-200 aircraft.”

ATSG’s first-quarter 2009 revenues were 27 percent lower compared with the first quarter of 2008, reflecting both reduced reimbursements for fuel costs, and lower volume-driven expense under ABX Air’s commercial agreements with DHL, compared with early 2008. Pretax earnings nearly tripled from year-earlier levels, including double-digit gains from each of ATSG’s segments. The largest earnings gains came from our business with DHL, which despite lower volumes benefited from DHL’s agreement last fall to reimburse ABX Air for certain accrued employee expenses, and from amendments to its commercial agreements that better reflect fixed-cost requirements to maintain high-quality customer service.

EBITDA increased 28 percent to $47.0 million, compared with $36.8 million in the first quarter of 2008. (EBITDA is a non-GAAP measure of financial performance. A reconciliation of ATSG’s first-quarter EBITDA to GAAP Net Income appears at the end of this news release).

“As a leveraged, asset-based business, maximizing ATSG’s EBITDA is key to our efforts to create solid value for shareholders in challenging times,” Hete said. “We will continue to invest in and grow our family of businesses with an eye toward even stronger cash flow, which we think is the surest route toward maximizing returns from our attractive aircraft assets and complementary service capabilities over the long term.”

ABX Air also has consummated an agreement to restructure its promissory note with DHL in a manner that preserves its original 2028 maturity date, extends at least through 2012 the reimbursement of ABX Air’s 5 percent interest expense, reduces the book principal amount by $46.3 million, resolves DHL’s prepayment claims, and grants increased flexibility for ATSG to provide greater

ATSG First Quarter 2009 Results	Page 2

returns to its shareholders through dividends and share buybacks, subject to stipulations in its unsubordinated senior credit facility. The agreement calls for ABX Air to pay $15 million of the principal balance concurrent with the receipt of aircraft put proceeds, which puts are expected to be made in the second quarter, leaving the note with a principal balance of $31 million.

Net earnings for the first quarter each year included deferred (non-cash) income tax expense, with nearly all of the federal tax amount offset by a reduction in our net deferred tax assets. ABX expects to record deferred income tax expense in 2009 at approximately 38 percent of pre-tax earnings during 2009. Based on its remaining deferred tax assets, ATSG does not expect to be a cash payer of federal income taxes until 2011 at the earliest.

Results Associated with the DHL Segment

ABX Air has two commercial agreements with DHL, an ACMI agreement and a Hub Services agreement. In November 2008, ABX Air and DHL amended the agreements to establish fixed-dollar markup payment amounts for the fourth quarter of 2008 and the first quarter of 2009, replacing terms under which markup revenues were directly tied to eligible costs and performance benchmarks each quarter and for the full year.

Under the amendments, DHL segment revenues were $182.9 million for the first quarter of 2009. DHL segment revenues for the first quarter of 2008 were $280.8 million. 2009 segment revenues included $5.6 million in agreed-upon base and incremental markup revenues, including $3.6 million in ACMI markups and $2.0 million in Hub Services markups. Markup revenues increased 44 percent from $3.9 million in the first quarter of 2008. DHL and ABX Air have agreed to set 2009 second-quarter markup revenues at the same levels as the first quarter of 2009.

Pretax earnings from ABX Air’s two commercial agreements with DHL increased to $12.7 million for the first quarter of 2009, from $4.0 million during the first quarter of 2008. Revenues and pretax earnings from the agreements with DHL included amounts stemming from ABX’s management of the operational wind-down and associated headcount reduction necessary to efficiently support DHL’s restructuring plans. Revenues attributable to wind-down activities under the severance and retention agreement between ABX Air and DHL were $40.8 million in the first quarter. Pretax earnings for the quarter include $7.1 million for reimbursement of vacation benefits paid to employees terminated as a result of DHL’s restructuring. The severance and retention agreement that ABX Air signed with DHL in November 2008 calls for DHL to reimburse ABX Air for these wind-down expenditures.

ABX Air’s expenses under the DHL agreements were approximately 51 percent lower in the first quarter of 2009 than a year ago, including the effect of ABX Air aircraft removed from the DHL network, and related terminations of ABX Air employees. The cost reductions primarily reflect DHL’s decision, effective in January 2009, to offer delivery services in the U.S. only for customers shipping internationally to or from the United States. In January 2009, all of ABX Air’s remaining DC-9 aircraft were removed from DHL service, and in March 2009, DHL gave ABX Air notice to remove five 767 aircraft, all of which we intend to sell to DHL under terms of the ACMI agreement. ABX Air reduced its workforce during the quarter, bringing total reductions to approximately 6,875 since DHL announced its restructuring plans in May 2008.

Results from Non-DHL Operations

ACMI Services Segment

The ACMI Services segment includes all ACMI and charter services provided by ATSG’s airlines outside the principal ACMI commercial agreement with DHL. First-quarter revenues for that segment were $86.0 million, down 8 percent from a year earlier, but up 11 percent excluding revenues from directly reimbursed costs, principally fuel. Revenue-generating block-hours for this segment increased seven percent compared with the first quarter of 2008, reflecting more aircraft in service: two Boeing 757, and three Boeing 767 freighters.

Pretax earnings for the segment were $1.9 million, up 72 percent from $1.1 million in the first quarter of 2008. Contributing to the gain was air transport service in the Pacific for the U.S. military, under a contract which began in mid-2008.

CAM

Cargo Aircraft Management (CAM) recorded revenues from aircraft leasing operations of $13.0 million during the quarter, up 29 percent, of which approximately $11 million was from leases to ATSG’s airline subsidiaries and approximately $2 million was from leases to outside customers. Segment earnings of $4.8 million were up 10 percent. CAM has added eight aircraft to its lease portfolio since the first quarter of 2008 for a total of 37, two of which are leased to an outside customer.

ATSG First Quarter 2009 Results	Page 3

As previously announced, CAM consummated agreements during the first quarter to lease three 767 freighters under multi-year terms beginning later this year, and has granted options to lease up to three additional 767s.

Other Business Activities

Revenues from other businesses rose 29 percent to $11.0 million, principally driven by growth in aircraft maintenance services and parts sales, and sort-center management services for the U.S. Postal Service. Pretax earnings increased 64 percent to $0.7 million, attributable mainly to parts sales to external customers. Effective May 4, 2009, ABX Air’s aircraft maintenance and engineering business was transferred to ATSG’s newly formed subsidiary, Airborne Maintenance and Engineering Services, which will offer its services not only to ATSG subsidiaries, but also will increase its focus on sales to external customers.

Selected Items

Aircraft Capital Lease MOU

In March 2009, as previously disclosed, ABX Air and DHL signed a memorandum of understanding (“MOU”) for DHL to assume, retroactive to January 31, 2009, ABX Air’s financial obligations for five Boeing 767 aircraft in DHL service and currently under capital leases. The MOU also provides for ABX Air to grant DHL an option to lease up to four other Boeing 767 aircraft for terms beginning in August 2010 and extending through 2015. As of March 31, 2009, ATSG’s balance sheet reflected approximately $50.2 million of debt obligations and $21.5 million of net book value related to the five leased aircraft. ATSG will account for DHL’s assumption of the obligations and disposition of the aircraft to DHL when a definitive agreement is completed, which is expected to occur during the second quarter. The MOU may be terminated by either party in the event they do not consummate a definitive agreement on or before May 15, 2009.

DHL Agreements

In April 2009, DHL announced that it plans to move its package sorting and aircraft hub operations from DHL Air Park in Wilmington, Ohio, to the Cincinnati/Northern Kentucky International Airport in Hebron, Kentucky. DHL has indicated to ABX that it plans to complete that move during the third quarter of 2009. If DHL moves its operations to the Cincinnati-area airport, and ends operations at the air park, approximately 900 additional ABX Air positions will be eliminated.

ABX Air manages DHL’s sorting and ground operations at the air park in Wilmington under the Hub Services agreement. The agreement renews on August 15 each year unless notice of termination is provided by either party not less than 90 days prior to the renewal date. ABX Air has not received formal notice from DHL regarding its plans to terminate the agreement. The Hub Services agreement also covers certain other ABX Air-provided air park and equipment maintenance services. ABX Air also leases office and hangar space from DHL at the air park in Wilmington, the term of which runs concurrently with the term of the ACMI agreement. ATSG intends to continue to lease facilities at the air park from DHL or a subsequent owner, assuming reasonable terms.

The relocation of DHL’s operations from Wilmington to Kentucky is not expected to directly affect ABX Air’s provision of air transport services to DHL under the ACMI Agreement. While DHL retains the right to modify the level of air transport services that ABX Air provides, DHL has indicated that it plans to continue to require the support of ABX Air to fulfill its air transport needs within the U.S., at least through the current term of the ACMI agreement, or August 15, 2010.

“Our discussions with DHL over the last several months, as symbolized by the modification of our promissory note, give me confidence that DHL sees value in the assets and capabilities we offer, and is interested in working with us across several of our businesses on a basis that better matches its global strategy,” Hete said. “We expect to explore new arrangements with DHL as we continue to support its transition to a more sustainable U.S. presence. While the future of ATSG is no longer premised on having DHL as its principal customer, we believe there is a sound basis for a relationship that complements DHL’s evolving global needs, permits us to be fully responsive to other customers, and provides a reasonable return for the shareholders of ATSG.”

Conference Call

ATSG will host a conference call to review its financial results for the first quarter of 2009 on Wednesday, May 13, 2009, at 10:00 AM Eastern Time. Participants should dial (888) 713-4217 and international participants should dial (617) 213-4869 ten minutes before the scheduled start of the call and ask for conference ID #97675999. The call will also be webcast live (listen-only mode) via either www.atsginc.com or earnings.com for individual investors and streetevents.com for institutional investors. A replay of the conference call will be available an hour after the conclusion of the call. It will be available by phone for five days after the call at (888) 286-8010 (international callers (617) 801-6888); use pass code ID #58785830. The webcast replay will remain available via www.atsg.com or www.earnings.com for 30 days.

ATSG First Quarter 2009 Results	Page 4

About ATSG

ATSG is a leading provider of air cargo transportation and related services to domestic and foreign air carriers and other companies that outsource their air cargo lift requirements. Through five principal subsidiaries, including three airlines with separate and distinct U.S. FAA Part 121 Air Carrier certificates, ATSG also provides aircraft leasing, aircraft maintenance services, airport ground services, fuel management, specialized transportation management, and air charter brokerage services. ATSG’ subsidiaries include ABX Air, Inc., Air Transport International, LLC; Capital Aircraft Management, Inc.; Capital Cargo International Airlines, Inc.; LGSTX Services, Inc.; and Airborne Maintenance and Engineering Services Inc. For more information, please see www.atsginc.com.

Except for historical information contained herein, the matters discussed in this release contain forward-looking statements that involve risks and uncertainties. There are a number of important factors that could cause Air Transport Services Group’s (“ATSG’s”) actual results to differ materially from those indicated by such forward-looking statements. These factors include, but are not limited to, the successful and timely consummation of a definitive agreement between ABX Air and DHL with respect to those matters set out under the memorandum of understanding between ABX Air and DHL dated March 2009, further reductions in the scope of services that ABX Air is performing under its commercial agreements with DHL and the rate at which those reductions occur, ABX Air’s ability to maintain cost and service level performance under its commercial agreements with DHL, the timing for and extent to which ABX Air is reimbursed for expenditures made under its Severance and Retention Agreement with DHL and for costs associated with the termination of services under its commercial agreements with DHL, reductions in the scope of services that ATSG is providing to its other customers, ATSG’s ability to sufficiently reduce its costs in order to compete for new business and generate reasonable returns, the timely conversion and deployment of Boeing 767 aircraft, and other factors that are contained from time to time in ATSG’s filings with the U.S. Securities and Exchange Commission, including its Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Readers should carefully review this release and should not place undue reliance on ATSG’s forward-looking statements. These forward-looking statements were based on information, plans and estimates as of the date of this release. ATSG undertakes no obligation to update any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes.

ATSG First Quarter 2009 Results	Page 5

AIR TRANSPORT SERVICES GROUP, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS

(In thousands, except per share data)

	Three Months Ended March 31,
	2009	2008
REVENUES	$280,552	$382,056

OPERATING EXPENSES
Salaries, wages and benefits	137,456	158,757
Fuel	39,649	119,892
Maintenance, materials and repairs	20,210	26,144
Depreciation and amortization	21,723	21,242
Landing and ramp	11,849	14,037
Travel	5,870	7,953
Rent	3,586	3,446
Insurance	3,039	2,776
Other	11,936	12,229

	255,318	366,476

INTEREST EXPENSE	(7,646)	(10,375)
INTEREST INCOME	178	1,002

INCOME BEFORE INCOME TAXES	17,766	6,207
INCOME TAXES	(6,669)	(2,420)

NET EARNINGS	$11,097	$3,787

EARNINGS PER SHARE
Basic	$0.18	$0.06

Diluted	$0.18	$0.06

WEIGHTED AVERAGE SHARES
Basic	62,638	62,417

Diluted	62,800	62,651

ATSG First Quarter 2009 Results	Page 6

AIR TRANSPORT SERVICES GROUP, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)

	March 31, 2009	December 31, 2008
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$124,000	$116,114
Marketable securities - available-for-sale	—	26
Accounts receivable, net of allowance of $447 in 2009 $469 in 2008	19,861	24,495
Due from DHL	60,771	63,362
Inventory	8,852	11,259
Prepaid supplies and other	7,616	11,151
Deferred income taxes	20,171	20,172
Aircraft and engines held for sale	9,412	2,353

TOTAL CURRENT ASSETS	250,683	248,932

Property and equipment, net	657,443	671,552
Other assets	24,243	25,281
Deferred income taxes	29,974	54,807
Intangibles	10,778	11,000
Goodwill	89,777	89,777

TOTAL ASSETS	$1,062,898	$1,101,349

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$49,855	$36,618
Accrued salaries, wages and benefits	43,072	63,500
Accrued severance and retention	49,860	67,846
Accrued expenses	13,562	13,772
Current portion of debt obligations	62,319	61,858
Unearned revenue	14,904	14,813

TOTAL CURRENT LIABILITIES	233,572	258,407
Long-term obligations	392,351	450,628
Post-retirement liabilities	290,344	294,881
Other liabilities	19,798	17,041

Commitments and contingencies (Note G)

STOCKHOLDERS’ EQUITY:
Preferred stock, 20,000,000 shares authorized, including 75,000 Series A Junior Participating Preferred Stock	—	—
Common stock, par value $0.01 per share; 75,000,000 shares authorized; 63,293,234 and 63,247,312 shares issued and outstanding in 2008 and 2007, respectively	633	632
Additional paid-in capital	489,948	460,155
Accumulated deficit	(234,437)	(245,534)
Accumulated other comprehensive loss	(129,311)	(134,861)

TOTAL STOCKHOLDERS’ EQUITY	126,833	80,392

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,062,898	$1,101,349

ATSG First Quarter 2009 Results	Page 7

AIR TRANSPORT SERVICES GROUP, INC. AND SUBSIDIARIES

REVENUE & PRE-TAX EARNINGS SUMMARY

(In thousands)

	Three Months Ended March 31
	2009	2008
Revenues:
DHL
ACMI
Reimbursed Expenses	$98,210	$198,579
Mark-ups	3,616	2,526
Reimbursable wind-down payments	19,212	—

Total ACMI	121,038	201,105
Hub Services
Reimbursed Expenses	38,250	78,331
Mark-ups	1,995	1,381
Reimbursable wind-down payments	21,591	—

Total Hub Services	61,836	79,712

Total DHL	182,874	280,817
ACMI Services
Charter and ACMI	69,921	63,115
Other Reimbursable	16,113	30,178

Total ACMI Services	86,034	93,293
CAM	13,017	10,092
Other Activities	11,002	8,549

Total Revenues	292,927	392,751
Eliminate internal revenues	(12,375)	(10,695)

Customer Revenues	$280,552	$382,056

Pre-tax Earnings:
DHL
ACMI	$8,107	$2,530
Hub Services	4,574	1,431
Other Reimbursable	—	—

Total DHL	12,681	3,961
ACMI Services	1,870	1,089
CAM	4,750	4,319
Other Activities	706	430
Net non-reimbursed interest income (expense)	(2,241)	(3,592)

Total Pre-tax Earnings	$17,766	$6,207

ATSG First Quarter 2009 Results	Page 8

ATSG, INC.

NON-GAAP RECONCILIATION

Net Earnings to Earnings Before Interest, Taxes, Depreciation and Amortization

(EBITDA)

(Unaudited)

	Three Months Ended March 31,
	2009	2008
GAAP NET EARNINGS	$11,097	$3,787
Income Tax Expense	6,669	2,420
Interest Income	(178)	(1,002)
Interest Expense	7,646	10,375
Depreciation and Amortization	21,723	21,242

EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION	$46,957	$36,822

EBITDA is a non-GAAP financial measure and should not be considered an alternative to net income (loss) or any other performance measure derived in accordance with GAAP. EBITDA is defined as income (loss) from operations plus net interest expense, provision for income taxes, depreciation and amortization. The Company’s management uses this adjusted financial measure in conjunction with GAAP financial measures to monitor and evaluate the performance of the Company, including as a measure of liquidity. EBITDA should not be considered in isolation or as a substitute for analysis of the Company’s results as reported under GAAP, or as an alternative measure of liquidity.

For more information, contact:

ATSG, Inc.

Quint Turner

937-382-5591